JOINT FILER INFORMATION
122,122 shares of Class A Common Stock and 1,099,100 shares of Class B Common Stock are held of record by Insight Partners XI, L.P. (“IP XI”), 133,791 shares of Class A Common Stock and 1,204,121 shares of Class B Common Stock are held of record by Insight Partners (Cayman) XI, L.P. (“IP Cayman XI”), 17,082 shares of Class A Common Stock and 153,745 shares of Class B Common Stock are held of record by Insight Partners (Delaware) XI, L.P. (“IP Delaware XI”), 2,033 shares of Class A Common Stock and 18,302 shares of Class B Common Stock are held of record by Insight Partners XI (Co-Investors), L.P. (“IP Co-Investors XI”), 2,802 shares of Class A Common Stock and 25,226 shares of Class B Common Stock are held of record by Insight Partners XI (Co-Investors) (B), L.P. (“IP Co-Investors B XI”), and 15,868 shares of Class A Common Stock and 142,817 shares of Class B Common Stock are held of record by Insight Partners (EU) XI, S.C.Sp. (“IP EU XI” and, together with IP XI, IP Cayman XI, IP Delaware XI, IP Co-Investors XI and IP Co-Investors B XI, the “IP XI Funds”).
The amounts listed as owned by each IP XI Fund may be deemed to be attributable to each of the other IP XI Funds, Insight Associates XI, L.P. (“IA XI”), Insight Associates XI, Ltd. (“IA XI Ltd”), Insight Associates (EU) XI, S.a.r.l. (“IA EU XI”) and Holdings because Holdings is the sole shareholder of IA XI Ltd, which in turn is the general partner of IA XI, which in turn is the general partner of each of the IP XI Funds (other than IP EU XI) and because Holdings is the sole shareholder of IA EU XI, which in turn is the general partner of IP EU XI.
Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Holdings and may be deemed to have shared voting and dispositive power over the shares held of record by the IP XI Funds.  The foregoing is not an admission by IA XI, IA XI Ltd, IA EU XI or Holdings that it is the beneficial owner of the shares held of record by the IP XI Funds. Each of Messrs. Horing, Parekh, Lieberman and Triplett disclaims beneficial ownership of the shares held by the IP XI Funds, except to the extent of his pecuniary interest therein.
The address of each of the entities and persons identified in this Exhibit 99.3 is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.